Exhibit 4.1

RIGHTS AGREEMENT

DATED AS OF MAY 21, 2020,

BY AND BETWEEN

CUMULUS MEDIA INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.

AS RIGHTS AGENT

	TABLE OF CONTENTS

1.	Certain Definitions	1

2.	Appointment of Rights Agent	9

3.	Issue of Right Certificates	9

4.	Form of Right Certificates	12

5.	Countersignature and Registration	12

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates	13

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights	13

8.	Cancellation and Destruction of Right Certificates	15

9.	Company Covenants Concerning Securities and Rights	15

10.	Record Date	17

11.	Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights	17

12.	Certificate of Adjusted Purchase Price or Number of Securities	28

13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power	28

14.	Fractional Rights and Fractional Securities	31

15.	Rights of Action	32

16.	Agreement of Rights Holders	32

17.	Right Certificate Holder Not Deemed a Stockholder	33

18.	Concerning the Rights Agent	33

19.	Merger or Consolidation or Change of Name of Rights Agent	34

20.	Duties of Rights Agent	35

21.	Change of Rights Agent	37

22.	Issuance of New Right Certificates	38

23.	Redemption	39

24.	Exchange	40

25.	Notice of Certain Events	41

26.	Notices	42

27.	Supplements and Amendments	42

28.	Successors; Certain Covenants	43

29.	Benefits of This Agreement	43

i

30.	Governing Law	43

31.	Severability	44

32.	Descriptive Headings, Etc	44

33.	Determinations and Actions by the Board	44

34.	Suspension of Exercisability or Exchangeability	45

35.	Force Majeure	45

36.	Counterparts	45

Exhibit A		A-1

Exhibit B		B-1

Exhibit C		C-1

ii

RIGHTS AGREEMENT

This Rights Agreement, dated as of May 21, 2020 (this “Agreement”), is made and entered into by and between Cumulus Media Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, on May 20, 2020, the Board of Directors of the Company authorized and declared a dividend distribution of (a) one Class A right (a “Class A Right”) in respect of each share of Class A Common Stock, par value $0.0000001 per share, of the Company (the “Class A Common Shares”), (b) one Class B right (a “Class B Right”) in respect of each share of Class B Common Stock, par value $0.0000001 per share, of the Company (the “Class B Common Shares”), (c) one Series 1 warrant right (a “Series 1 Warrant Right”) in respect of each of the Company’s Series 1 warrants (the “Series 1 Warrants”), and (d) one Series 2 warrant right (a “Series 2 Warrant Right”) in respect of each of the Company’s Series 2 warrants (the “Series 2 Warrants”), in the case of each of clauses (a)-(d), outstanding as of the Close of Business (as hereinafter defined) on June 1, 2020 (the “Record Date”), and further authorized and directed the issuance of (i) one Class A Right (subject to adjustment as provided herein) with respect to each Class A Common Share issued or delivered by the Company, (ii) one Class B Right (subject to adjustment as provided herein) with respect to each Class B Common Share issued or delivered by the Company, (iii) one Series 1 Warrant Right (subject to adjustment as provided herein) with respect to each Series 1 Warrant issued or delivered by the Company, and (iv) one Series 2 Warrant Right (subject to adjustment as provided herein) with respect to each Series 2 Warrant issued or delivered by the Company, in each case (whether originally issued or delivered from the Company’s treasury), after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined) or as provided in Section 22.

WHEREAS, (a) each Class A Right will initially represent the right to purchase one one-hundredth (a “Unit”) of a Class A Common Share, (b) each Class B Right will initially represent the right to purchase one Unit of a Class B Common Share, (c) each Series 1 Warrant Right will initially represent the right to purchase one Unit of a Series 1 Warrant, and (d) each Series 2 Warrant Right will initially represent the right to purchase one Unit of a Series 2 Warrant, in each case, on the terms and subject to the conditions herein set forth.

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

1.    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)    “Acquiring Person” means any Person who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner of 10% or more of the then-outstanding Class A Common Shares, but shall not include (i) the Company or any Related Person or (ii) a Passive Institutional Investor, so long as, in the case of this clause (ii), such

Person is not the Beneficial Owner of 20% or more of the then-outstanding Class A Common Shares, but subject to the provisions of the definition of “Passive Institutional Investor”; provided, however, that (i) any Person who or which would otherwise be an Acquiring Person on the date of this Agreement or prior to the first public announcement of the adoption of this Agreement will not be deemed to be an Acquiring Person for any purpose of this Agreement unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of additional Class A Common Shares representing 1% or more of the then-outstanding Class A Common Shares, other than as a result of a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Class A Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Class A Common Shares representing 1% or more of the then-outstanding Class A Common Shares becomes an Affiliate or Associate of such Person, provided that the foregoing exclusion in this clause (i) shall cease to apply with respect to any Person at such time as such Person, together with all Affiliates and Associates of such Person, ceases to Beneficially Own 10% (20% in the case of a Passive Institutional Investor) or more of the then-outstanding Class A Common Shares, and (ii) a Person will not be deemed to have become an Acquiring Person solely as a result of a reduction in the number of Class A Common Shares outstanding unless and until such time as (A) such Person or any Affiliate or Associate of such Person thereafter becomes the Beneficial Owner of additional Class A Common Shares representing 1% or more of the then-outstanding Class A Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Class A Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of Class A Common Shares representing 1% or more of the then-outstanding Class A Common Shares thereafter becomes an Affiliate or Associate of such Person, and, in either such case, such Person, together with all Affiliates and Associates of such Person, shall thereafter be the Beneficial Owner of 10% (20% in the case of a Passive Institutional Investor) or more of the then-outstanding Class A Common Shares. Notwithstanding the foregoing, if (1) the Board of Directors of the Company determines that a Person who would otherwise be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently and (2) such Person has divested, divests as promptly as practicable or agrees in writing to divest, Beneficial Ownership of a sufficient number of Class A Common Shares so that such Person is not or would no longer be an “Acquiring Person” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement, provided, however, that the actions contemplated by this clause (2) need be taken only if and to the extent the Board of Directors of the Company may determine in its sole discretion.

(b)     “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, provided, however, that a Person will not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were Directors of the Company.

(c)    “Agreement” has the meaning set forth in the Preamble to this Agreement.

(d)    A Person will be deemed the “Beneficial Owner” of, to “Beneficially Own,” and to have “Beneficial Ownership” of, any securities:

(i)    which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement; or

(ii)    the beneficial ownership of which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon the satisfaction of conditions or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

(iii)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

(iv)    of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company; or

(v)    which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the definition of “Derivatives Contract”); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (v) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is defined in the definition of “Derivatives Contract”) with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (v) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

provided further, however, that a Person will not be deemed the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any security (A) as a result of such Person having the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report) and (3) does not constitute a trust, proxy, power of attorney or other device having the purpose or effect of allowing two or more persons, acting together, to avoid being deemed Beneficial Owners of such security or otherwise avoid the status of Acquiring Person under the terms of this Agreement or as part of a plan or scheme to evade the reporting requirements under Schedule 13D or Sections 13(d) or 13(g) of the Exchange Act, (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act, or (C) which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person becoming an Acquiring Person; provided further, however, that nothing in this Section 1(d) will cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to Beneficially Own or have Beneficial Ownership of, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board of Directors of the Company may determine in any specific case.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding Class A Common Shares of which such Person is the Beneficial Owner, shall include the number of Class A Common Shares not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement including, for the avoidance of doubt, Class A Common Shares into which any Class B Common Shares or other securities may be exercised or converted, including the Warrants and any other warrants, options, rights (other than the Rights) or other conversion privileges Beneficially Owned by such Person, but the number of Class A Common Shares not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding Class A Common Shares Beneficially Owned by any other Person (unless such other Person is also otherwise deemed to Beneficially Own such Class A Common Shares not outstanding).

(e)    “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York (or such other state in which the principal office of the Rights Agent is located) are authorized or obligated by law or executive order to close.

(f)    “Class A Common Share Equivalents” has the meaning set forth in Section 11(a)(iii).

(g)    “Class A Common Shares” has the meaning set forth in the Recitals to this Agreement.

(h)    “Class A Purchase Price” has the meaning set forth in Section 1(hh).

(i)    “Class A Right” has the meaning set forth in the Recitals to this Agreement.

(j)    “Class B Common Share Equivalents” has the meaning set forth in Section 11(a)(iii).

(k)    “Class B Common Shares” has the meaning set forth in the Recitals to this Agreement.

(l)    “Class B Purchase Price” has the meaning set forth in Section 1(hh).

(m)    “Class B Right” has the meaning set forth in the Recitals to this Agreement.

(n)     “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(o)    “Common Shares” when used with reference to the Company or without reference means the shares of Class A Common Stock and Class B Common Stock of the Company; provided, however, that if the Company is the continuing or surviving corporation in a transaction described in Section 13(a)(ii), “Common Shares” when used with reference to the Company means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of the Company. “Common Shares” when used with reference to any corporation or other legal entity other than the Company, including an Issuer, means shares of the capital stock or units of the equity interests with the greatest aggregate voting power of such corporation or other legal entity.

(p)    “Common Stock Right Certificates” means certificates evidencing the Class A Rights and Class B Rights, in substantially the form attached as Exhibit A.

(q)    “Company” has the meaning set forth in the Preamble to this Agreement.

(r)    “Counterparty” has the meaning set forth in Section 1(t).

(s)    “Current Market Price” has the meaning set forth in Section 11(d).

(t)    “Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that substantially correspond to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(u)    “Distribution Date” means the earlier of: (i) the Close of Business on the tenth calendar day following the Share Acquisition Date (or, if the tenth calendar day following the Share Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board of Directors of the Company) after the commencement of a tender or exchange offer by any Person (other than the Company or any Related Person), if upon the consummation thereof such Person would be the Beneficial Owner of 10% or more of the then-outstanding Class A Common Shares.

(v)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)    “Exchange Ratio” has the meaning set forth in Section 24(a).

(x)    “Exercise Value” has the meaning set forth in Section 11(a)(iii).

(y)    “Expiration Date” means the earliest of (i) the time at which the Rights are redeemed as provided in Section 23, (ii) the time at which all exercisable Rights are exchanged as provided in Section 24, and (iii) the Close of Business on April 30, 2021.

(z)    “FCC” means the Federal Communications Commission.

(aa)    “FCC Laws” means the Communications Act of 1934, as amended, and the rules, regulations or policies promulgated by the FCC and in effect from time to time.

(bb)    “Flip-in Event” means any event described in clauses (A), (B) or (C) of Section 11(a)(ii).

(cc)    “Flip-over Event” means any event described in clauses (i), (ii) or (iii) of Section 13(a).

(dd)    “Issuer” has the meaning set forth in Section 13(b).

(ee)    “Notional Common Shares” has the meaning set forth in Section 1(t).

(ff)    “Passive Institutional Investor” means any Person who or which has reported or is required to report Beneficial Ownership of Class A Common Shares on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (i) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold Class A Common Shares on behalf of any other Person who is required to report Beneficial Ownership of Class A Common Shares on such Schedule 13D; provided that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of Class A Common Shares on Schedule 13D, that formerly Passive Institutional Investor will not be deemed to be an Acquiring Person if (A) at the time it reports or becomes required to report Beneficial Ownership of Class A Common Shares on Schedule 13D, that formerly Passive Institutional Investor has Beneficial Ownership of less than 10% of the then-outstanding Class A Common Shares; or (B)(1) it has divested or divests as promptly as practicable (but in any event not later than five Business Days after becoming required to report on Schedule 13D) Beneficial Ownership of a sufficient number of Class A Common Shares so that it would no longer be an “Acquiring Person” as defined herein, and (2) prior to reducing its Beneficial Ownership of Class A Common Shares to below 10% of the then-outstanding Class A Common Shares, it does not increase its Beneficial Ownership of Class A Common Shares (other than as a result of a reduction in the number of Class A Common Shares or a stock dividend, rights dividend, stock split or similar transaction effected by the Company in which all holders of Class A Common Shares are treated equally) above such Person’s lowest Beneficial Ownership of the then-outstanding Class A Common Shares at any time during such five Business Day period.

(gg)    “Person” means any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, and includes any successor (by merger or otherwise) of such individual or entity.

(hh)    “Purchase Price” means initially, as applicable, (i) $25.00 per Unit of a Class A Common Share (the “Class A Purchase Price“), (ii) $25.00 per Unit of a Class B Common Share (the “Class B Purchase Price“), (iii) $25.00 per Unit of a Series 1 Warrant (the “Series 1 Purchase Price“), and (iv) $25.00 per Unit of a Series 2 Warrant (the “Series 2 Purchase Price“), in each case, subject to adjustment from time to time as provided in this Agreement.

(ii)    “Receiving Party” has the meaning set forth in Section 1(t).

(jj)    “Record Date” has the meaning set forth in the Recitals to this Agreement.

(kk)    “Redemption Price” means $0.001 per Right, subject to adjustment by resolution of the Board of Directors of the Company to reflect any stock split, stock dividend or similar transaction occurring after the Record Date.

(ll)    “Related Person” means (i) any Subsidiary of the Company or (ii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan.

(mm)    “Rights” means, collectively, the Class A Rights, the Class B Rights, the Series 1 Warrant Rights and the Series 2 Warrant Rights.

(nn)     “Right Certificates” means, collectively, the Common Stock Right Certificates and the Warrant Right Certificates.

(oo)    “Rights Agent” means Computershare Trust Company, N.A., a federally chartered trust company, unless and until a successor Rights Agent has become such pursuant to the terms of this Agreement, and thereafter, “Rights Agent” means such successor Rights Agent.

(pp)    “Securities Act” means the Securities Act of 1933, as amended.

(qq)    “Security” has the meaning set forth in Section 11(d).

(rr)    “Security Equivalents” means, collectively, (i) the Class A Common Share Equivalents, (ii) the Class B Common Share Equivalents, (iii) the Series 1 Warrant Equivalents, and (iv) the Series 2 Warrant Equivalents.

(ss)    “Series 1 Purchase Price” has the meaning set forth in Section 1(hh).

(tt)    “Series 1 Warrants” has the meaning set forth in the Recitals to this Agreement.

(uu)    “Series 1 Warrant Equivalents” has the meaning set forth in Section 11(a)(iii).

(vv)    “Series 1 Warrant Right” has the meaning set forth in the Recitals to this Agreement.

(ww)    “Series 2 Purchase Price” has the meaning set forth in Section 1(hh).

(xx)    “Series 2 Warrants” has the meaning set forth in the Recitals to this Agreement.

(yy)    “Series 2 Warrant Equivalents” has the meaning set forth in Section 11(a)(iii).

(zz)    “Series 2 Warrant Right” has the meaning set forth in the Recitals to this Agreement.

(aaa)    “Share Acquisition Date” means the first date of public announcement by the Company (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

(bbb)    “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person; provided, however, that for purposes of Section 13(b), “Subsidiary” when used with reference to any Person means any corporation or other legal entity of which at least 20% of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

(ccc)    “Summary of Rights” has the meaning set forth in Section 3(a).

(ddd)     “Trading Day” means any day on which the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quotation system, a Business Day.

(eee)    “Triggering Event” means any Flip-in Event or Flip-over Event.

(fff)    “Trust” has the meaning set forth in Section 24(a).

(ggg)    “Trust Agreement” has the meaning set forth in Section 24(a).

(hhh)    “Unit” has the meaning set forth in the Recitals to this Agreement.

(iii)    “Warrant Agreement” means the Warrant Agreement, dated June 4, 2018, among the Company, Computershare Inc. and Computershare Trust Company, N.A.

(jjj)    “Warrant Right Certificates” means certificates evidencing the Series 1 Warrant Rights and Series 2 Warrant Rights, in substantially the form attached as Exhibit B.

(kkk)    “Warrants” means, collectively, the Series 1 Warrants and the Series 2 Warrants, issued pursuant to the First Amended Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on May 10, 2018, by order of the United States Bankruptcy Court for the Southern District of New York, which Warrants entitle the holders thereof to purchase Class A Common Shares or Class B Common Shares upon the terms and subject to the conditions set forth in the Warrant Agreement.

2.    Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions of this Agreement (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon ten days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that contemporaneously with such appointment, if any, the Company shall notify the Rights Agent in writing thereof.

3.    Issue of Right Certificates. (a) Until the Distribution Date, (i) (A) the Class A Rights will be evidenced by the certificates representing Class A Common Shares registered in the names of the record holders thereof, which certificates representing Class A Common Shares will also be deemed to be Right Certificates (or, if the Class A Common Shares are uncertificated, by the registration of the associated Class A Common Shares on the stock transfer books of the Company), (B) the Class B Rights will be evidenced by the certificates representing Class B Common Shares registered in the names of the record holders thereof, which certificates representing Class B Common Shares will also be deemed to be Right Certificates (or, if the Class B Common Shares are uncertificated, by the registration of the associated Class B Common Shares on the stock transfer books of the Company), (C) the Series 1 Warrant Rights will be evidenced by the certificates for Series 1 Warrants, as described in the Warrant Agreement, representing Series 1 Warrants registered in the names of the record holders thereof, which certificates representing Series 1 Warrants will also be deemed to be Right Certificates (or, if the Series 1 Warrants are uncertificated, by the registration of the associated Series 1 Warrants on the transfer books of the Company), and (D) the Series 2 Warrant Rights will be evidenced by the certificates for Series 2 Warrants, as described in the Warrant Agreement, representing Series 2 Warrants registered in the names of the record holders thereof, which certificates representing Series 2 Warrants will also be deemed to be Right Certificates (or, if the Series 2 Warrants are uncertificated, by the registration of the associated Series 2 Warrants on the transfer books of the Company), (ii) the Rights will be transferable only in connection with the transfer of the underlying Common Shares or Warrants, as applicable, and (iii) the surrender for transfer of any certificates evidencing Common Shares or Warrants in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such Common Shares or Warrants, as applicable. On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Stock and Warrants, in substantially the form attached as Exhibit C (the “Summary of Rights”), by first-class mail, postage-prepaid, to each record holder of Common Shares and Warrants as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares and Warrants outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights.

(b)    (i) Class A Rights will be issued by the Company in respect of all Class A Common Shares (other than Class A Common Shares issued upon the exercise or exchange of any Right), (ii) Class B Rights will be issued by the Company in respect of all Class B Common Shares (other than Class B Common Shares issued upon the exercise or exchange of any Right), (iii) Series 1 Warrant Rights will be issued by the Company in respect of all Series 1 Warrants (other than Series 1 Warrants issued upon the exercise or exchange of any Right), and (iv) Series 2 Warrant Rights will be issued by the Company in respect of all Series 2 Warrants (other than Series 2 Warrants issued upon the exercise or exchange of any Right), in each case, issued or delivered by the Company (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such Common Shares and Warrants will have stamped on, impressed on, printed on, written on, or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Cumulus Media Inc. and Computershare Trust Company, N.A. (or any successor rights agent) dated as of May 21, 2020 (as it may be amended from time to time, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cumulus Media Inc. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Cumulus Media Inc. will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

(c)    Any Right Certificate issued pursuant to this Section 3 that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right

Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate and any Right Certificate issued pursuant to Section 6 or 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 11(a)(ii) or Section 13 of the Rights Agreement.

(d)    As promptly as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, at the expense of the Company and upon receipt of all relevant information send), by first-class, postage prepaid mail, to each record holder of Common Shares and Warrants as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share or Warrant so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(e)    In the event that the Company purchases or otherwise acquires any Common Shares or Warrants after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares or Warrants will be deemed canceled and retired so that the Company will not be entitled to exercise any Rights associated with the Common Shares or Warrants so purchased or acquired.

(f)    In case the holder of any Class B Common Shares or Warrants shall, following the Record Date, (i) convert any Class B Common Shares into Class A Common Shares or (ii) exercise or exchange Warrants for Common Shares, any Rights attached to such Class B Common Shares or such Warrants, as applicable, shall be deemed cancelled and retired and may not be exercised. For the avoidance of doubt, except as otherwise provided herein, Rights shall automatically attach to any Common Shares issued pursuant to a conversion of Class B Common Shares or an exercise or exchange of Warrants after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or as provided in Section 22), in accordance with the terms of this Agreement. Any Right Certificates representing Rights deemed cancelled and retired pursuant to this Section 3(f) shall also be cancelled and new Right Certificates shall be issued evidencing the appropriate class of Rights for any new Rights attaching to Common Shares in connection with a conversion of Class B Common Shares or an exercise or exchange of Warrants, as described in this Section 3(f).

4.    Form of Right Certificates. The Common Stock Right Certificates and the Warrant Right Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) will be substantially in the form attached as Exhibit A and Exhibit B, as applicable, with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent), or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates, whenever issued, on their face will entitle the holders of (a) Class A Rights to purchase such number of Units of a Class A Common Share as are set forth therein at the Class A Purchase Price set forth therein, (b) Class B Rights to purchase such number of Units of a Class B Common Share as are set forth therein at the Class B Purchase Price set forth therein, (c) Series 1 Warrant Rights to purchase such number of Units of a Series 1 Warrant as are set forth therein at the Series 1 Purchase Price set forth therein, and (d) Series 2 Warrant Rights to purchase such number of Units of a Series 2 Warrant as are set forth therein at the Series 2 Purchase Price set forth therein, but in each case, the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding will be subject to adjustment as provided herein.

5.    Countersignature and Registration. (a) The Right Certificates will be executed on behalf of the Company by its President & Chief Executive Officer, its Executive Vice President & Chief Financial Officer, its Executive Vice President & General Counsel, its Secretary or any Assistant Secretary, either manually or by facsimile signature, and will have affixed thereto the Company’s seal or a facsimile thereof which will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Upon written request by the Company, the Right Certificates will be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who signed any of the Right Certificates ceases to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, is a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)    Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in this Agreement, the Rights Agent will keep or cause to be kept, at the office or offices of the Rights Agent designated for such purpose and at such other offices as may be required to comply with any applicable law, books for registration and transfer of the Right Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Sections 7(d) and 14, at any time after the Close of Business on the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates representing exercisable Rights may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Units of a Common Share or of a Warrant (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Right Certificate or Right Certificates must make such request in a writing delivered to the Rights Agent and must surrender (together with any required form of assignment and certificate duly executed and properly completed) the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon or as promptly as practicable thereafter, subject to the provisions of Sections 7(d) and 14, the Company will prepare, execute and deliver to the Rights Agent, and the Rights Agent will countersign and deliver, a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b)    Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and the identity of the Beneficial Owner (or former Beneficial Owner) thereof (including a signature guarantee and such other documentation as the Rights Agent may reasonably request) and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, if requested by the Company or the Rights Agent, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will prepare, execute and deliver a new Right Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.    Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Expiration Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment in cash, in lawful money of the United States of America by certified check or bank draft payable to the order of the Company, equal to the sum of (i) the aggregate applicable Purchase Price with respect to the total number of Units of a Class A Common Share, of a Class B Common Share, of a Series 1 Warrant or of a Series 2 Warrant, as applicable (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised and (ii) an amount equal to any applicable transfer tax or charges required to be paid by the holder of such Right Certificate in accordance with the provisions of Section 9(d).

(b)    Upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase and certificate properly completed and duly executed, accompanied by payment as described above, the Rights Agent will promptly (i) requisition from any transfer agent of the Common Shares or warrant agent of the Warrants, as applicable (or from the Company if there shall be no such transfer agent or warrant agent, as applicable, or make available, if the Rights Agent is the transfer agent or the warrant agent, as applicable) certificates representing the number of Units of a Class A Common Share, of a Class B Common Share, of a Series 1 Warrant or of a Series 2 Warrant, as applicable, to be purchased or, in the case of uncertificated shares or other securities, requisition from any transfer agent or warrant agent, as applicable, therefor a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the transfer books of the Company (and the Company hereby irrevocably authorizes and directs its transfer agent and warrant agent to comply with all such requests), or, if the Company elects to deposit Common Shares or Warrants issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of Units of a Common Share or of a Warrant as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or notices or depositary receipts, as the case may be), cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent or warrant agent, as applicable therefor (from the Company if there shall be no such transfer agent or warrant agent, as applicable, or make available, if the Rights Agent is the transfer agent or warrant agent, as applicable) certificates representing the number of Class A Common Share Equivalents, Class B Common Share Equivalents, Series 1 Warrant Equivalents or Series 2 Warrant Equivalents, as applicable, (or, in the case of uncertificated securities, a notice of the number of Class A Common Share Equivalents, Class B Common Share Equivalents, Series 1 Warrant Equivalents or Series 2 Warrant Equivalents, as applicable, for which registration will be made on the transfer books of the Company) to be issued in lieu of the issuance of Common Shares or Warrants in accordance with the provisions of Section 11(a)(iii), (iv) when appropriate, after receipt of such certificates or notices, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares or warrants in accordance with the provisions of Section 14 or in lieu of the issuance of Common Shares or Warrants in accordance with the provisions of Section 11(a)(iii), (vi) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate, and (vii) when appropriate, deliver any due bill or other instrument provided to the Rights Agent by the Company for delivery to the registered holder of such Right Certificate as provided by Section 11(l).

(c)    In case the registered holder of any Right Certificate exercises less than all the Rights evidenced thereby, the Company will prepare, execute and deliver a new Right Certificate evidencing the Rights remaining unexercised and the Rights Agent will countersign and deliver such new Right Certificate to the registered holder of such Right Certificate or to his, her or its duly authorized assigns, subject to the provisions of Section 14.

(d)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate has (i) properly completed and duly executed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent may reasonably request.

8.    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or to any of its stock transfer or warrant transfer agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, will be canceled by it, and no Right Certificates will be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Company will deliver to the Rights Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent will deliver all Right Certificates that have been canceled by the Rights Agent to the Company, or will, at the written request of the Company, destroy such canceled Right Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

9.    Company Covenants Concerning Securities and Rights. The Company covenants and agrees that:

(a)    It will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, a number of Common Shares that will be sufficient to permit the exercise pursuant to Section 7 of all outstanding Rights.

(b)    So long as the Class A Common Shares (and, following the occurrence of a Triggering Event, other securities) issuable upon the exercise of the Class A Rights may be listed on a national securities exchange or quoted on a quotation system, it will endeavor to cause, from and after such time as the Class A Rights become exercisable, all securities reserved for issuance upon the exercise of Class A Rights to be listed on such exchange or quoted on such system, upon official notice of issuance upon such exercise.

(c)    It will take all such action as may be necessary to ensure that all Common Shares and Warrants (and, following the occurrence of a Triggering Event, other securities) delivered (or evidenced by registration on the transfer books of the Company) upon exercise of Rights, at the time of delivery of the certificates for (or registration of) such securities, will be (subject to payment of the Purchase Price) duly authorized, validly issued, fully paid and nonassessable securities.

(d)    It will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates representing securities issued upon the exercise of Rights (or, if such securities are uncertificated, the registration of such securities on the transfer books of the Company); provided, however, that the Company will not be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts representing (or the registration of) securities issued upon the exercise of Rights in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates, depositary receipts or notices representing securities issued upon the exercise of any Rights until any such tax or charge has been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax is due.

(e)    It will use its best efforts (i) to file on an appropriate form, as soon as practicable following the later of the Share Acquisition Date and the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and to permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company determines that a registration statement should be filed under the Securities Act or any state securities laws following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights in each relevant jurisdiction until such time as a registration statement has been declared effective and, upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction has not been effected or the exercise of the Rights is not permitted under applicable law. The Company shall provide the Rights Agent with prompt written notice of any public announcements hereunder.

(f)    Notwithstanding anything in this Agreement to the contrary, after the later of the Share Acquisition Date and the Distribution Date, the Company will not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

(g)    In the event that the Company is obligated to issue other securities of the Company and/or pay cash pursuant to Section 11, 13, 14 or 24, it will make all arrangements necessary so that such other securities and/or cash are available for distribution by the Rights Agent, if and when appropriate.

10.    Record Date. Each Person in whose name any certificate representing Common Shares and/or Warrants (and/or other securities, as the case may be) is issued (or in which such securities are registered upon the transfer books of the Company) upon the exercise of Rights will for all purposes be deemed to have become the holder of record of the Common Shares and/or Warrants (and/or other securities, as the case may be) represented thereby on, and such certificate (or registration) will be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price and all applicable transfer taxes was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Common Shares and/or Warrants (and/or other securities, as the case may be) are closed, such Person will be deemed to have become the record holder of such securities on, and such certificate (or registration) will be dated, the next succeeding Business Day on which the transfer books of the Company for the Common Shares and/or Warrants, as applicable (and/or other securities, as the case may be) are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate will not be entitled to any rights of a holder of any security for which the Rights are or may become exercisable, including without limitation the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.    Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights. The Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)    (i) In the event that the Company at any time after the Record Date (A) declares a dividend on the Common Shares payable in Common Shares, (B) declares a dividend on the Common Shares that results in the distribution of additional Warrants, (C) subdivides the outstanding Common Shares or the outstanding Warrants, (D) combines the outstanding Common Shares or the outstanding Warrants into a smaller number of Common Shares or Warrants, respectively, or (E) issues any shares of its capital stock in a reclassification of the Common Shares or a reclassification of the

Warrants (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the applicable Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification and/or the number and/or kind of Common Shares, Warrants or shares of other capital stock, as applicable, issuable on such date upon exercise of a Right, will be proportionately adjusted so that the holder of any Right exercised after such time is entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of Common Shares, Warrants or shares of other capital stock, as applicable, which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, the holder of such Right would have owned upon such exercise (and, in the case of a reclassification, would have retained after giving effect to such reclassification) and would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) or Section 13, the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 13.

(ii)    Subject to the provisions of Section 24, if:

(A) any Person becomes an Acquiring Person; or

(B) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination (other than in a transaction subject to Section 13), (2) merges or otherwise combines with any Subsidiary of the Company, (3) in one or more transactions (otherwise than in connection with the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries) transfers cash, securities or any other property to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtains from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable or exchangeable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (otherwise than as part of a pro rata distribution to all holders of shares of any class of capital stock of the Company, or any of its Subsidiaries), (4) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one or more transactions) to, from, with or of, as the case may be, the Company or any of its Subsidiaries (otherwise than in a transaction subject to Section 13), any property, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in an arm’s-length transaction with an unaffiliated third party, (5) receives any compensation from the Company or any of its Subsidiaries other than compensation as a director or a regular full-time employee, in either case at rates consistent with the Company’s (or its Subsidiaries’) past practices, or (6) receives the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

(C) during such time as there is an Acquiring Person, there is any reclassification of securities of the Company (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person), other than a transaction subject to Section 13, which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or of securities exercisable or exchangeable for or convertible into equity securities of the Company or any of its Subsidiaries, of which an Acquiring Person, or any Affiliate or Associate of any Acquiring Person, is the Beneficial Owner;

then, and in each such case, from and after the latest of the Distribution Date, the Share Acquisition Date and the date of the occurrence of such Flip-in Event, proper provision will be made so that each holder of (I) a Class A Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Class A Right equal to the product of the then-current Class A Purchase Price multiplied by the number of Units of a Class A Common Share for which a Class A Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Class A Purchase Price multiplied by the number of Units of a Class A Common Share for which a Class A Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), such number of Class A Common Shares as equals the result obtained by (x) multiplying the then-current Class A Purchase Price by the number of Units of a Class A Common Share for which a Class A Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Class A Purchase Price by the number of Units of a Class A Common Share, for which a Class A Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the Current Market Price per Class A Common Share (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event), (II) a Class B Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Class B Right equal to the product of the then-current Class B Purchase Price multiplied by the number of Units of a Class B Common Share for which a Class B Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Class B Purchase Price multiplied by the number of Units of a Class B Common Share for which a Class B Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), such number of Class B Common Shares as equals the result obtained by (x) multiplying the then-current Class B Purchase Price by the number of Units of a Class B Common Share for which a Class B Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Class B Purchase Price by the number of Units of a Class B Common Share, for which a Class B Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the Current Market Price per Class B Common Share (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event), (III) a Series 1 Warrant Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Series 1 Warrant Right equal to the product of the then-current Series 1 Purchase Price multiplied by the number of Units of a Series 1 Warrant for which a Series 1 Warrant Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Series 1 Purchase Price multiplied by the number of Units of a Series 1 Warrant for which a Series 1 Warrant Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), such number of Series 1 Warrants as equals the result obtained by (x) multiplying the then-current Series 1 Purchase Price by the number of Units of a Series 1 Warrant for which a Series 1 Warrant Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Series 1 Purchase Price by the number of Units of a Series 1 Warrant, for which a Series 1 Warrant Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the Current Market Price per Series 1 Warrant (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event), and (IV) a Series 2 Warrant Right, except as provided below, will thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement at an exercise price per Series 2 Warrant Right equal to the product of the then-current Series 2 Purchase Price multiplied by the number of Units of a Series 2 Warrant for which a Series 2 Warrant Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Series 2 Purchase Price multiplied by the number of Units of a Series 2 Warrant for which a Series 2 Warrant Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), such number of Series 2 Warrants as equals the result obtained by (x) multiplying the then-current Series 2 Purchase Price by the number of Units of a Series 2 Warrant for which a Series 2 Warrant Right was exercisable immediately prior to the date of the occurrence of such Flip-in Event (or, if any other Flip-in Event shall have previously occurred, multiplying the then-current Series 2 Purchase Price by the number of Units of a Series 2 Warrant, for which a Series 2 Warrant Right was exercisable immediately prior to the date of the first occurrence of a Flip-in Event), and dividing that product by (y) 50% of the Current

Market Price per Series 2 Warrant (determined pursuant to Section 11(d)) on the date of the occurrence of such Flip-in Event).

Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the occurrence of a Flip-in Event pursuant to either (1) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (2) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but will have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. Upon the occurrence of a Flip-in Event, no Right Certificate that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will thereafter be issued pursuant to Section 3 or Section 6, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) will, upon receipt of written notice directing it to do so, be canceled by the Rights Agent. Upon the occurrence of a Flip-over Event, any Rights that shall not have been previously exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only pursuant to Section 13 and not pursuant to this Section 11(a)(ii).

(iii)    Upon the occurrence of a Flip-in Event, if there are not sufficient Class A Common Shares or Class B Common Shares authorized but unissued or issued but not outstanding to permit the issuance of all the Class A Common Shares and Class B Common Shares, respectively, issuable in accordance with Section 11(a)(ii) upon the exercise of a Class A Right, Class B Right, Series 1 Warrant Right or Series 2 Warrant Right, respectively, including, without limitation, on account of Section VI of the Warrant Agreement, after giving effect to the reservation of Common Shares in respect of the Warrants into which such Series 1 Warrant Rights and Series 2 Warrant Rights would be exercisable in accordance with the Warrant Agreement, the Board of Directors of the Company will use its best efforts promptly to authorize and, subject to the provisions of Section 9(e), make available for issuance additional Class A Common Shares or Class B Common Shares, respectively, or other equity securities of the Company having equivalent voting rights and an equivalent value (as determined in good faith by the Board of Directors of the Company) to (1) the Class A Common Shares, with respect to the Class A Rights (“Class A Common Share Equivalents”), (2) the Class B Common Shares, with respect to the Class B Rights (“Class B Common Share Equivalents”), (3) the Series 1 Warrants, with respect to the Series 1 Warrant Rights (“Series 1 Warrant Equivalents”), and (4) the Series 2 Warrants, with respect to the Series 2 Warrant Rights (“Series 2 Warrant Equivalents”); provided that no Class A Common Shares or other securities of the Company with general voting rights will be substituted for Class B Common Shares and no securities or interests conferring a present equity interest in the Company to the holder thereof will be substituted for Warrants. In the event that Security Equivalents are so authorized, upon the exercise of a Right in accordance with the provisions of Section 7, the registered holder will be entitled to receive (A) as applicable, Class A Common Shares, Class B Common Shares, Series 1 Warrants or Series 2 Warrants, to the extent any are available, and (B) a number of applicable Security Equivalents, which the Board of Directors of the Company has determined in good faith to have a value equivalent to the excess of (x) the aggregate applicable Current Market Price per Security on the date of the occurrence of the most recent Flip-in Event of all the Class A Common Shares, Class B Common Shares, Series 1 Warrants or Series 2 Warrants, respectively, issuable in accordance with Section 11(a)(ii) upon the exercise of a Right (the “Exercise Value”) over (y) the aggregate Current Market Price per Security on the date of the occurrence of the most recent Flip-in Event of any Class A Common Shares, Class B Common Shares, Series 1 Warrants or Series 2 Warrants, respectively, available for issuance upon the exercise of such Right; provided, however, that if at any time after 90 calendar days after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of the most recent Flip-in Event, there are not sufficient Common Shares and/or Security Equivalents available for issuance upon the exercise of a Right, then the Company will be obligated to deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, as applicable, Class A Common Shares, Class B Common Shares, Series 1 Warrants or Series 2 Warrants (in each case, to the extent available), Security Equivalents (to the extent available) and then cash (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the Share Acquisition Date), which securities and cash have an aggregate value equal to the excess of (I) the Exercise Value over (II) the product of the then-current Purchase Price multiplied by the number of Units of a Class A Common Share, of a Class B Common Share, of a Series 1 Warrant or of a Series 2 Warrant, as applicable, for which a Right was exercisable immediately prior to the date of the occurrence of the most recent Flip-in Event (or, if any other Flip-in Event shall have previously occurred, the product of the then-current Purchase Price multiplied by the number of one Units of a Class A Common Share, of a Class B Common Share, of a Series 1 Warrant or of a Series 2 Warrant, as applicable, for which a Right would have been exercisable immediately prior to the date of the occurrence of such Flip-in Event if no other Flip-in Event had previously occurred). To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company will pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis and will continue to make payments on a pro rata basis as promptly as funds become available until the full amount due to each such Rights holder has been paid.

(b)    In the event that the Company fixes a record date for the issuance of rights, options or warrants to all holders of:

(i)    Class A Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class A Common Shares (or Class A Common Share Equivalents) or securities convertible into Class A Common Shares or Class A Common Share Equivalents at a price per Class A Common Share or Class A Common Share Equivalent (or having a conversion price per share, if a security convertible into Class A Common Shares or Class A Common Share Equivalents) less than the Current Market Price per Class A Common Share (determined pursuant to Section 11(d)) on such record date, the Class A Purchase Price to be in effect after such record date will be determined by multiplying the Class A Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Class A Common Shares outstanding on such record date plus the number of Class A Common Shares which the aggregate offering price of the total number of Class A Common Shares and/or Class A Common Share Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per Class A Common Share and the denominator of which is the number of Class A Common Shares outstanding on such record date plus the number of additional Class A Common Shares and/or Class A Common Share Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

(ii)    Class B Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Class B Common Shares (or Class B Common Share Equivalents) or securities convertible into Class B Common Shares or Class B Common Share Equivalents at a price per Class B Common Share or Class B Common Share Equivalent (or having a conversion price per share, if a security convertible into Class B Common Shares or Class B Common Share Equivalents) less than the Current Market Price per Class B Common Share (determined pursuant to Section 11(d)) on such record date, the Class B Purchase Price to be in effect after such record date will be determined by multiplying the Class B Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Class B Common Shares outstanding on such record date plus the number of Class B Common Shares which the aggregate offering price of the total number of Class B Common Shares and/or Class B Common Share Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per Class B Common Share and the denominator of which is the number of Class B Common Shares outstanding on such record date plus the number of additional Class B Common Shares and/or Class B Common Share Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

(iii)    Series 1 Warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series 1 Warrants (or Series 1 Warrant Equivalents) or securities convertible into Series 1 Warrants or Series 1 Warrant Equivalents at a price per Series 1 Warrant or Series 1 Warrant Equivalent (or having a conversion price per share, if a security convertible into Series 1 Warrants or Series 1 Warrant Equivalents) less than the Current Market Price per Series 1 Warrant

(determined pursuant to Section 11(d)) on such record date, the Series 1 Purchase Price to be in effect after such record date will be determined by multiplying the Series 1 Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Series 1 Warrants outstanding on such record date plus the number of Series 1 Warrants which the aggregate offering price of the total number of Series 1 Warrants and/or Series 1 Warrant Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per Series 1 Warrant and the denominator of which is the number of Series 1 Warrants outstanding on such record date plus the number of additional Series 1 Warrants and/or Series 1 Warrant Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); and

(iv)    Series 2 Warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series 2 Warrants (or Series 2 Warrant Equivalents) or securities convertible into Series 2 Warrants or Series 2 Warrant Equivalents at a price per Series 2 Warrant or Series 2 Warrant Equivalent (or having a conversion price per share, if a security convertible into Series 2 Warrants or Series 2 Warrant Equivalents) less than the Current Market Price per Series 2 Warrant (determined pursuant to Section 11(d)) on such record date, the Series 2 Purchase Price to be in effect after such record date will be determined by multiplying the Series 2 Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of Series 2 Warrants outstanding on such record date plus the number of Series 2 Warrants which the aggregate offering price of the total number of Series 2 Warrants and/or Series 2 Warrant Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price per Series 2 Warrant and the denominator of which is the number of Series 2 Warrants outstanding on such record date plus the number of additional Series 2 Warrants and/or Series 2 Warrant Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible);

provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which is in a form other than cash, the value of such consideration will be as determined in good faith by the Board of Directors of the Company, which determination will be described in a reasonably detailed statement filed with the Rights Agent. Class A Common Shares, Class B Common Shares, Series 1 Warrants and Series 2 Warrants owned by or held for the account of the Company will not be deemed outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)    In the event that the Company fixes a record date for the making of a distribution to all holders of Common Shares or Warrants (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in Common Shares or Warrants) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Market Price per Common Share or Warrant, as applicable (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which Common Shares or Warrants begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board of Directors of the Company, which determination will be described in a reasonably detailed statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock so to be distributed or of such subscription rights, options or warrants applicable to one Common Share or Warrant, as applicable, and the denominator of which is such Current Market Price per Common Share or Warrant, as applicable; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments will be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price will again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)    For the purpose of any computation hereunder, the “Current Market Price” per any security (a “Security”) (for purposes of this Section 11(d)) on any date will be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price per share of such Security will be appropriately adjusted to take into account ex-dividend trading or to reflect the Current Market Price per share equivalent of such Security. The closing price for each day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated quotation system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, “Current Market Price” per share will mean the fair value per share as determined in good faith by the Board of Directors of the Company, which determination will be described in a reasonably detailed statement filed with the Rights Agent. For all purposes of this Agreement, the Current Market Price of one Unit of a Class A Common Share will be equal to the Current Market Price per share of one Class A Common Share divided by one hundred.

(e)    Except as set forth below, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f)    If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than Common Shares or Warrants, thereafter the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares and Warrants (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares and Warrants (and the Purchase Price in respect thereof) will apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g)    All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder will evidence the right to purchase, at the adjusted Purchase Price, the number of Units of a Class A Common Share, of a Class B Common Share, of a Series 1 Warrant or of a Series 2 Warrant, as applicable, in each case, issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)    Unless the Company has exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price pursuant to Section 11(b) or Section 11(c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of a Common Share or of a Warrant, as applicable (calculated to the nearest one ten-thousandth of a Common Share or of a Warrant, as applicable) obtained by (i) multiplying (x) the number of one one-hundredths of a Common Share or of a Warrant, as applicable, issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)    The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Units of a Common Share or of a Warrant issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights will be exercisable for the number of Units of a Common Share or of a Warrant for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, will be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to the provisions of Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Right Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)    Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Right Certificate issued hereunder.

(k)    Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the stated value, if any, of the Common Shares or Warrants or below the then stated value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of Units of a Common Share or of a Warrant or such other securities, as the case may be, at such adjusted Purchase Price.

(l)    In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares, Warrants or other securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares, Warrants or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares, Warrants or other securities upon the occurrence of the event requiring such adjustment.

(m)    Notwithstanding anything in this Agreement to the contrary, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board of Directors of the Company determines to be advisable in order that any (i) consolidation or subdivision of the Common Shares or Warrants, (ii) issuance wholly for cash of Common Shares or Warrants at less than the Current Market Price per share of Security therefor, (iii) issuance wholly for cash of Common Shares, Warrants or securities which by their terms are convertible into or exchangeable for Common Shares or Warrants, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares and Warrants is not taxable to such holders.

12.    Certificate of Adjusted Purchase Price or Number of Securities. Whenever an adjustment is made or event occurs as provided in Section 11 or Section 13, the Company will promptly (a) prepare a certificate setting forth such adjustment and a brief reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and each warrant agent for the Warrants a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall the Rights Agent be deemed to have knowledge of such an adjustment or any such event, unless and until it shall have received such certificate.

13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that:

(i)    at any time after a Person has become an Acquiring Person, the Company consolidates with, or merges with or into, any other Person and the Company is not the continuing or surviving corporation of such consolidation or merger; or

(ii)    at any time after a Person has become an Acquiring Person, any Person consolidates with the Company, or merges with or into the Company, and the Company is the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

(iii)    at any time after a Person has become an Acquiring Person, the Company, directly or indirectly, sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries;

then, and in each such case, proper provision will be made so that from and after the latest of the Share Acquisition Date, the Distribution Date and the date of the occurrence of such Flip-over Event, (A) each holder of a Right thereafter has the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of the then-current Purchase Price multiplied by the number of Units of a Common Share or of a Warrant for which a Right was exercisable immediately prior to the Share Acquisition Date, such number of duly authorized, validly issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as equals the result obtained by (x) multiplying the then-current Purchase Price by the number of Units of a Common Share or of a Warrant, as applicable, for which a Right is exercisable immediately prior to the Share Acquisition Date and dividing that product by (y) 50% of the Current Market Price per Common Share of the Issuer (determined pursuant to Section 11(d)), on the date of the occurrence of such Flip-over Event; (B) the Issuer will thereafter be liable for, and will assume, by virtue of the occurrence of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” will thereafter be deemed to refer to the Issuer; and (D) the Issuer will take such steps (including without limitation the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with such consummation as may be necessary to assure that the provisions hereof are thereafter applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall promptly notify the Rights Agent of any Flip-over Event.

(b)    For purposes of this Section 13, “Issuer” means (i) in the case of any Flip-over Event described in Sections 13(a)(i) or (ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 13(a)(ii) above), and (ii) in the case of any Flip-over Event described in Section 13(a)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (A) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term “Issuer” means such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term “Issuer” means whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (x) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer will be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (y) if there is no such corporation or other legal entity having outstanding equity securities, (I) proper provision will be made so that the Issuer creates or otherwise makes available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (II) all other provisions of this Agreement will apply to the issuer of such securities as if such securities were Common Shares.

(c)    The Company will not consummate any Flip-over Event if, (i) at the time of or immediately after such Flip-over Event, there are or would be any rights, warrants, instruments or securities outstanding or any agreements or arrangements in effect which would eliminate or substantially diminish the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-over Event, the stockholders of the Person who constitutes, or would constitute, the Issuer for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (iii) the form or nature of the organization of the Issuer would preclude or limit the exercisability of the Rights. In addition, the Company will not consummate any Flip-over Event unless the Issuer has a sufficient number of authorized Common Shares (or other securities as contemplated in Section 13(b) above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior to such consummation the Company and the Issuer have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in subsections (a) and (b) of this Section 13 and further providing that as promptly as practicable after the consummation of any Flip-over Event, the Issuer will:

(A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

(B) take all such action as may be appropriate under, or to ensure compliance with, the applicable state securities or “blue sky” laws in connection with the exercisability of the Rights; and

(C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d)    The provisions of this Section 13 will similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-over Event occurs at any time after the occurrence of a Flip-in Event, except for Rights that have become null and void pursuant to Section 11(a)(ii), Rights that shall not have been previously exercised will cease to be exercisable in the manner provided in Section 11(a)(ii) and will thereafter be exercisable in the manner provided in Section 13(a).

14.    Fractional Rights and Fractional Securities. (a) The Company will not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company will pay as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights otherwise would be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For the purposes of this Section 14(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights otherwise would have been issuable. The closing price for any day is the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal quotation system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal quotation system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such market then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, which determination will be described in a statement filed with the Rights Agent.

(b)    Prior to the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares or Warrants (other than fractions which are integral multiples of one Unit of a Common Share or one Unit of a Warrant) upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or fractional Warrants or to register fractional Common Shares or fractional Warrants on the transfer books of the Company (other than fractions which are integral multiples of one Unit of a Common Share or one Unit of a Warrant). Fractions of Common Shares or Warrants in integral multiples of one Unit of a Common Share or one Unit of a Warrant may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Common Shares or Warrants, as applicable, represented by such depositary receipts. In lieu of fractional Common Shares or Warrants that are not integral multiples of one Unit of a Common Share or one Unit of a Warrant, the Company may pay to any Person to whom or which such fractional Common Shares or fractional Warrants would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one Common Share or one Warrant, as applicable. For purposes of this Section 14(b), the current market value of one Common Share is the closing price of the Common Shares (as determined in the manner set forth in the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

(c)    Following the occurrence of a Triggering Event, the Company will not be required to issue fractions of Common Shares, Warrants or other securities issuable upon exercise or exchange of the Rights or to distribute certificates which evidence any such fractional securities or to register any such fractional securities on the transfer books of the Company. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 14(c), the current market value of one Common Share or other security issuable upon the exercise or exchange of Rights is the closing price thereof (as determined in the same manner as set forth for Common Shares in the second sentence of Section 11(d)) for the Trading Day immediately prior to the date of such exercise or exchange; provided, however, that if neither the Common Shares nor any such other securities are publicly held or listed or admitted to trading on any national securities exchange, or the subject of available bid and asked quotes, the current market value of one Common Share or such other security will mean the fair value thereof as determined in good faith by the Board of Directors of the Company, which determination will mean the fair value thereof as will be described in a statement filed with the Rights Agent.

(d)    Whenever a payment for fractional securities is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the holder of any Common Shares), may in his own behalf and for his own benefit enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

16.    Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)    Prior to the Distribution Date, the Rights are transferable only in connection with the transfer of the Common Shares or Warrants, as applicable;

(b)    After the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c)    The Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share or Warrant) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate or Warrant certificate, as applicable, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent will be affected by any notice to the contrary;

(d)    Such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14.

(e)    Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

17.    Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate will be entitled to vote, receive dividends, or be deemed for any purpose the holder of Common Shares, Warrants or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor will anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of Directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions of this Agreement or exchanged pursuant to the provisions of Section 24.

18.    Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, administration, execution and amendment, of this Agreement and the exercise and performance of its duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including without limitation the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Rights Agent in connection with the execution, acceptance, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim or liability arising therefrom, directly or indirectly, or enforcing its rights hereunder. The provisions under this Section 18 and Section 20 shall survive the expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. The reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(b)    The Rights Agent shall be fully authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for Common Shares, Warrants or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.

(c)    Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

19.    Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned. If at that time, any of the

Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)    If at any time the name of the Rights Agent changes and at such time any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates will have the full force provided in the Right Certificates and in this Agreement.

20.    Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform its duties and obligations hereunder upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee or legal counsel of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of as to any action taken or omitted by it and in accordance with such advice or opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by a person reasonably believed by the Rights Agent to be any one of the Chief Executive Officer, the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent, and such certificate shall be full authorization to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such a certificate as set forth in this Section 20(b).

(c)    The Rights Agent shall be liable to the Company and any other Person hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees (but not including reimbursable expenses) paid by the Company to the Rights Agent during the twelve months immediately preceding the event for which recovery from the Rights Agent is being sought.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.

(e)    The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the legality or validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any determination by the Board of Directors of the Company with the respect to the Rights or breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any modification by or order of any court, tribunal, or governmental authority in connection with the foregoing, any change in the exercisability of the Rights or any adjustment required under the provisions of Sections 11 or 13 (including any adjustment which results in Rights becoming null and void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of stock or other securities will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

(f)    The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)    The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person reasonably believed by the Rights Agent to be from any one of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Agreement, and such advice or instructions shall provide full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in accordance with the written advice or instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent advice or instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Agreement.

(h)    The Rights Agent and any affiliate, stockholder, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the

Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent and such other Persons from acting in any other capacity for the Company or for any other legal entity.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents. The Rights Agent shall not be answerable or accountable for any act, omission, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect, or misconduct, absent gross negligence or bad faith in the selection and continued employment of such attorneys or agents thereof (which gross negligence or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction). The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

(j)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise, transfer, split up, combination or exchange, either (i) the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, or (ii) any other actual or suspected irregularity exists, the Rights Agent will not take any further action with respect to such requested exercise, transfer, split up, combination or exchange without first consulting with the Company, and will thereafter take further action with respect thereto only in accordance with the Company’s written instructions; provided, that the Rights Agent shall not be responsible for delays arising from its obligations under this Section 20(j).

(k)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l)    The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including without limitation any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(m)    The Rights Agent shall have no responsibility to the Company or any holders of the Right Certificates for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

21.    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and each warrant agent of the Warrants by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and each warrant agent of the Warrants by registered or certified mail, and to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties as Rights Agent under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who will, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Right Agent or registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be (a) a corporation or other legal entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing, and shall thereafter be discharged from all duties and obligations hereunder. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent, each transfer agent of the Common Shares and each warrant agent of the Warrants, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind of securities issuable upon exercise of the Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares or Warrants following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares or Warrants so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date which are exercisable or exchangeable for, or convertible into Common Shares or Warrants, and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board of Directors of the Company, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares or Warrants if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board of Directors of the Company determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

23.    Redemption. (a) Prior to the Expiration Date, the Board of Directors of the Company may, at its option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of Business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date. Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company).

(b)    Immediately upon the effectiveness of the redemption of the Rights as provided in Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price, without interest thereon. Promptly after the effectiveness of the redemption of the Rights as provided in Section 23(a), the Company will publicly announce such redemption and, within 10 calendar days thereafter, will give notice of such redemption to the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Company (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. The notice of redemption mailed to the holders of Rights will state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares, Warrants (based upon the Current Market Price of the Common Shares or Warrants (determined pursuant to Section 11(d)) at the time of redemption), or any other form of consideration deemed appropriate by the Board of Directors of the Company (based upon the fair market value of such other consideration, determined by the Board of Directors of the Company in good faith) or any combination thereof. The Company may, at its option, combine the payment of the Redemption Price with any other payment being made concurrently to holders of Common Shares or Warrants, as applicable, and, to the extent that any such other payment is discretionary, may reduce the amount thereof on account of the concurrent payment of the Redemption Price. If legal or contractual restrictions prevent the Company from paying the Redemption Price (in the form of consideration deemed appropriate by the Board of Directors of the Company) at the time of redemption, the Company will pay the Redemption Price, without interest, promptly after such time as the Company ceases to be so prevented from paying the Redemption Price.

24.    Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the later of the Share Acquisition Date and the Distribution Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Shares and Warrants at an exchange ratio of one Class A Common Share per Class A Right, one Class B Common Share per Class B Right, one Series 1 Warrant per Series 1 Warrant Right and one Series 2 Warrant per Series 2 Warrant Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Any such exchange will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such exchange will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such exchange will be effective in accordance with the provisions of such action of the Board of Directors of the Company). Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares and Warrants issuable pursuant to the exchange, and all Persons entitled to receive Common Shares and Warrants, applicable, pursuant to the exchange shall be entitled to receive such Common Shares or Warrants, as applicable (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Notwithstanding the foregoing, the Board of Directors of the Company will not be empowered to effect such exchange at any time after any Person (other than the Company or any Related Person), who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then-outstanding Class A Common Shares.

(b)    Immediately upon the effectiveness of the exchange of any Class A Rights, Class B Rights, Series 1 Warrant Rights or Series 2 Warrant Rights as provided in Section 24(a), and without any further action and without any notice, the right to exercise such Rights will terminate and the only right with respect to such Rights thereafter of the holder of such Rights will be to receive that number of Class A Common Shares, Class B Common Shares, Series 1 Warrants or Series 2 Warrants, respectively, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give reasonably detailed written notice of any such exchange to the Rights Agent. Promptly after the effectiveness of the exchange of any Rights as provided in Section 24(a), the Company will publicly announce such exchange and, within 10 calendar days thereafter, will give notice of such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice will not affect the validity of such exchange. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common Shares for Class A Rights, Class B Common Shares for Class B Rights, Series 1 Warrants for Series 1 Warrants Rights or Series 2 Warrants for Series 2 Warrants Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange will be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

(c)    In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any Class A Common Share, Class B Common Share, Series 1 Warrant or Series 2 Warrant exchangeable for a Right (i) applicable Equivalent Securities (as such term is used in Section 11(a)(iii)), (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, in any event having an aggregate value, as determined in good faith by the Board of Directors of the Company (which determination will be described in a reasonably detailed statement filed with the Rights Agent), equal to the applicable Current Market Price (determined pursuant to Section 11(d)) on the Trading Day immediately preceding the date of the effectiveness of the exchange pursuant to this Section 24.

25.    Notice of Certain Events. (a) If, after the Distribution Date, the Company proposes (i) to offer to the holders of Common Shares or Warrants rights, options or warrants to subscribe for or to purchase any additional Common Shares, Warrants or shares of stock of any class or any other securities, rights or options, (ii) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of assets or earning power (including without limitation securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing more than 50% of the assets and earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, (iii) to effect the liquidation, dissolution or winding up of the Company, or (iv) to declare or pay any dividend on the Common Shares or Warrants payable in Common Shares or Warrants or to effect a subdivision, combination or reclassification of the Common Shares or Warrants then, in each such case, the Company will give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, and the Right Agent, a reasonably detailed notice of such proposed action, which specifies the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares or Warrants, as applicable, if any such date is to be fixed, and such notice will be so given, in the case of any action covered by clause (i) or (iv) above, at least 10 calendar days prior to the record date for determining holders of the Common Shares or Warrants, as applicable, for purposes of such action, and, in the case of any such other action, at least 10 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Warrants, as applicable, whichever is the earlier.

(b)    In case any Triggering Event occurs, then, in any such case, the Company will as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which specifies the event and the consequences of the event to holders of Rights.

(c)    Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of any Rights or of any Common Shares or Warrants for purposes of this Agreement, but shall not constitute sufficient notice to the Rights Agent.

26.    Notices. (a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, or overnight delivery service, addressed (until another address is filed in writing with the Rights Agent) as follows:

Cumulus Media Inc.

3280 Peachtree Street, NW

Suite 2200

Atlanta, Georgia 30305

Attention: Richard S. Denning, EVP, General Counsel & Secretary

(b)    Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be deemed given upon receipt and will be sufficiently made if sent by first-class mail, postage prepaid, or overnight delivery service, in writing, properly addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: Client Services

(c)    Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior the Distribution Date, to the holder of any Common Shares or Warrants) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.    Supplements and Amendments. Prior to the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the other provisions of this Section 27, the Company may in its sole and absolute discretion, and the Rights Agent will if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights, Common Shares or Warrants. From and after the time at which the Rights cease to be redeemable pursuant to Section 23, and subject to the other provisions of this Section 27, the Company may, and the Rights Agent will if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, Common Shares or Warrants in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment shall cause the Rights again to become redeemable or cause this Agreement again to become supplementable or amendable otherwise than in accordance with the provisions of this sentence. Without limiting the generality or effect of the foregoing, this Agreement may be supplemented or amended to provide for such voting powers for the Rights and such procedures for the exercise thereof, if any, as the Board of Directors of the Company may determine to be appropriate. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent will execute such supplement or amendment; provided, that no supplement or amendment shall become valid or effective unless it is duly executed by the Company and the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment may be made which decreases the stated Redemption Price to an amount less than $0.001 per Right. Notwithstanding anything in this Agreement to the contrary, the limitations on the ability of the Board of Directors of the Company to amend this Agreement set forth in this Section 27 shall not affect the power or ability of the Board of Directors of the Company to take any other action that is consistent with its fiduciary duties, including without limitation accelerating or extending the Expiration Date or making any other amendment to this Agreement that is permitted by this Section 27 or adopting a new stockholder rights plan with such terms as the Board of Directors of the Company determines in its sole discretion to be appropriate. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement.

28.    Successors; Certain Covenants. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will be binding on and inure to the benefit of their respective successors and assigns hereunder.

29.    Benefits of This Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares and Warrants) any legal or equitable right, remedy or claim under this Agreement. This Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Right Certificates (or prior to the Distribution Date, the Common Shares and Warrants).

30.    Governing Law. This Agreement, each Right and each Right Certificate issued hereunder will be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State. The Company and, by accepting Rights hereunder, each holder of Rights (but not the Rights Agent): (a) irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if such court shall lack subject matter jurisdiction, the United States District Court for the District of Delaware, over any suit, action or proceeding arising out of or relating to this Agreement; (b) acknowledge that the forum designated by this

Section 30 has a reasonable relation to this Agreement and to such Persons’ relationship with one another; (c) waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in this Section 30; (d) undertake not to commence any action subject to this Agreement in any forum other than the forum described in this Section 30; (e) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such Persons.

31.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 31 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction; provided, further, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

32.    Descriptive Headings, Etc. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions hereof. Unless otherwise expressly stated, references herein to Articles, Sections, subsections, paragraphs and Exhibits are to Articles, Sections, subsections, paragraphs and Exhibits of or to this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

33.    Determinations and Actions by the Board. Other than with respect to rights, duties, obligations and immunities of the Rights Agent, the Board of Directors of the Company will have the exclusive power and authority to administer this Agreement and to exercise or refrain from exercising any rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation the right and power (i) to interpret the provisions of this Agreement (including without limitation Section 27, this Section 33 and other provisions hereof relating to its powers or authority hereunder, as well as to ensure compliance with FCC Laws) and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including without limitation any determination contemplated by Section 1(a) or any determination as to whether particular Rights shall have become null and void). No action, including distributions of Common Shares, Class A Common Share Equivalents, Class B Common Share Equivalents, Warrants, Series 1 Warrant Equivalents, Series 2 Warrant

Equivalents or capital stock, shall be required if the Board of Directors of the Company has determined in its sole discretion that such action would, or would be reasonably likely to (A) violate any FCC Laws with respect to the Company or any Person’s ownership in the Company or (B) subject the Company to regulation under any FCC Laws to which the Company would not otherwise be subject. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, any omission with respect to any of the foregoing) which are done or made by the Board of Directors of the Company in good faith will (x) be final, conclusive and binding on the Company, the Rights Agent (except with respect to any dispute concerning the Rights Agent’s own rights, duties, obligations or immunities under this Agreement), the holders of the Rights and all other parties and (y) not subject the Board of Directors of the Company to any liability to any Person, including without limitation the Rights Agent and the holders of the Rights. The Rights Agent is entitled always to assume the Board of Directors of the Company acted in good faith and shall be fully protected and incur no liability in reliance thereon.

34.    Suspension of Exercisability or Exchangeability. To the extent that the Board of Directors of the Company determines in good faith that some action will or may need be taken pursuant to, or in order to properly give effect to, Section 7, 11, 13, 21 or 24 or to comply with federal or state securities laws or rules and regulations of any national securities exchange on which the Common Shares are listed or admitted to trading, the Company may suspend the exercisability or exchangeability of the Rights for a reasonable period sufficient to allow it to take such action or comply with such laws or rules and regulations. In the event of any such suspension, the Company will issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended, and shall promptly provide a copy of such announcement to the Rights Agent. Notice thereof will not be required other than to the Rights Agent. Upon such suspension, any rights of action vested in a holder of Rights will be similarly suspended. Failure to give a notice pursuant to the provisions of this Agreement will not affect the validity of any action taken hereunder.

35.    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including without limitation acts of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

36.    Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument. A signature to this Agreement transmitted electronically will have the same authority, effect and enforceability as an original signature.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

CUMULUS MEDIA INC.

By:	/s/ Francisco J. Lopez-Balboa
Name:	Francisco J. Lopez-Balboa
Title:	Executive Vice President, Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Shirley Nessralla
Name:	Shirley Nessralla
Title:	Vice President, Client Service

[Rights Agreement Signature Page]

EXHIBIT A

FORM OF CLASS [A]/[B] RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

Class [A]/[B] Right Certificate

CUMULUS MEDIA INC.

This certifies that                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of May 21, 2020 (the “Rights Agreement”), between Cumulus Media Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), as it may be amended from time to time, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, or the office of any successor Rights Agent, one one-hundredth of a fully paid nonassessable share of Class [A]/[B] Common Stock, par value $0.0000001 per share (the “Class [A]/[B] Common Shares”), of the Company, at a purchase price of $25.00 per one one-hundredth of a Class [A]/[B] Common Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Class [A]/[B] Common Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Class [A]/[B] Common Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

Pursuant to the Rights Agreement, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Class [A]/[B] Common Share (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed, accompanied by such documentation as the Rights Agent may reasonably request.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Class [A]/[B] Common Shares (other than fractions which are integral multiples of one one-hundredth of a Class [A]/[B] Common Share, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Class [A]/[B] Common Shares or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Class [A]/[B] Common Shares or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signature of the officers of the Company and its corporate seal. Dated as of                     ,         .

ATTEST:	CUMULUS MEDIA INC.

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                          hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                              Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                         ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate [    ] are [    ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person and are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (v) of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement);

(2)    after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                         ,

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate)

To Cumulus Media Inc.:

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the one one-hundredths of a Class [A]/[B] Common Share or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:                     ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person and are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (v) of the definition of Beneficial Owner (as such terms are defined pursuant to the Rights Agreement);

(2)    after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                     ,

Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF SERIES [1]/[2] WARRANT RIGHT CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND AMENDMENT AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

Series [1]/[2] Warrant Right Certificate

CUMULUS MEDIA INC.

This certifies that                                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of May 21, 2020 (the “Rights Agreement”), between Cumulus Media Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), as it may be amended from time to time, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date (as such term is defined in the Rights Agreement) at the principal office or offices of the Rights Agent designated for such purpose, or the office of any successor Rights Agent, one one-hundredth of a fully paid nonassessable Series [1]/[2] warrant issued pursuant to the First Amended Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on May 10, 2018, by order of the United States Bankruptcy Court for the Southern District of New York, which Warrants entitle the holders thereof to purchase shares of the Class A Common Stock or Class B Common Stock upon the terms and subject to the conditions set forth in the Warrant Agreement, dated June 4, 2018, among the Company, Computershare Inc. and Computershare Trust Company, N.A. (the “Series [1]/[2] Warrants”), of the Company, at a purchase price of $25.00 per one one-hundredth of a Series [1]/[2] Warrant (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. If this Right Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Series [1]/[2] Warrant which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the Series [1]/[2] Warrants as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights evidenced by this Right Certificate are subject to adjustment upon the occurrence of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and can be obtained from the Company without charge upon written request therefor. Terms used herein with initial capital letters and not defined herein are used herein with the meanings ascribed thereto in the Rights Agreement.

Pursuant to the Rights Agreement, from and after the first occurrence of a Flip-in Event, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of a Flip-in Event, or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-in Event pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and subsequent transferees of any of such Persons, will be null and void without any further action and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of a Flip-in Event, no Right Certificate will be issued that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of the Rights Agreement will be canceled.

This Right Certificate, with or without other Right Certificates, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like number of one one-hundredths of a Series [1]/[2] Warrant (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed, accompanied by such documentation as the Rights Agent may reasonably request.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.001 per Right or may be exchanged in whole or in part. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of Series [1]/[2] Warrants (other than fractions which are integral multiples of one one-hundredth of a Series [1]/[2] Warrant, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional Series [1]/[2] Warrants or other securities, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series [1]/[2] Warrants or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor will anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate have been exercised in accordance with the provisions of the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signature of the officers of the Company and its corporate seal. Dated as of                     ,             .

ATTEST:	CUMULUS MEDIA INC.

By:
Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED,                              hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                              Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                     ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate [    ] are [    ] are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person and are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (v) of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement);

(2)    after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                     ,

Signature

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate)

To Cumulus Media Inc.:

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the one one-hundredths of a Series [1]/[2] Warrant or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:                     ,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    the Rights evidenced by this Right Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person and are not issued with respect to Notional Common Shares related to a Derivatives Contract described in clause (v) of the definition of Beneficial Owner (as such terms are defined pursuant to the Rights Agreement);

(2)    after due inquiry and to the best knowledge of the undersigned, it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:                         ,

Signature

NOTICE

Signatures on the foregoing Form of Assignment and Form of Election to Purchase and in the related Certificates must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved medallion signature program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR A TRANSFEREE THEREOF MAY BECOME NULL AND VOID.

SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK AND WARRANTS

On May 20, 2020, the Board of Directors of Cumulus Media Inc. (the “Company”) adopted a rights plan and declared a dividend of (a) one Class A right (a “Class A Right”) in respect of each share of Class A Common Stock, par value $0.0000001 per share, of the Company (the “Class A Common Shares”), (b) one Class B right (a “Class B Right”) in respect of each share of Class B Common Stock, par value $0.0000001 per share, of the Company (the “Class B Common Shares”), (c) one Series 1 warrant right (a “Series 1 Warrant Right”) in respect of each of the Company’s Series 1 warrants (the “Series 1 Warrants”), and (d) one Series 2 warrant right (a “Series 2 Warrant Right”) in respect of each of the Company’s Series 2 warrants (the “Series 2 Warrants,” and together with the Series 1 Warrants, the “Warrants”). The Warrants were issued pursuant to the First Amended Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on May 10, 2018, by order of the United States Bankruptcy Court for the Southern District of New York, and the Warrants entitle the holders thereof to purchase Class A Common Shares or Class B Common Shares upon the terms and subject to the conditions set forth in the Warrant Agreement, dated June 24, 2018, among the Company, Computershare Inc. and Computershare Trust Company, N.A. The applicable dividend is payable on June 1, 2020 to our stockholders and warrant holders of record on that date. The terms of the rights and the rights plan are set forth in a Rights Agreement, dated as of May 21, 2020, by and between the Company and Computershare Trust Company, N.A., as rights agent (or any successor rights agent), as it may be amended from time to time.

Our Board adopted the rights plan to protect our stockholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the rights plan imposes a significant penalty upon any person or group (other than the Company or certain related persons) that is or becomes the beneficial owner of 10% or more of our outstanding Class A Common Shares (20% or more in the case of a passive institutional investor) without the prior approval of our Board. In the case of a person or group that beneficially owns more than the applicable threshold of our outstanding Class A Common Shares on the date the plan is adopted, the rights will not be triggered unless and until such person or group becomes the beneficial owner of additional shares representing 1% or more of our outstanding Class A Common Shares. A person or group that acquires beneficial ownership of a percentage of our Class A Common Shares in excess of the applicable threshold is called an “acquiring person.” Any rights held by an acquiring person will be null and void and may not be exercised. The term “beneficial ownership” is defined in the rights plan and includes, among other things, shares of Class A Common Shares into which Class B Common Shares, Warrants and other securities may be exercised or converted and certain derivative arrangements.

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This summary of rights provides a general description of the rights plan. Because it is only a summary, this description should be read together with the entire rights plan, which we incorporate in this summary by reference. We have filed the rights plan with the Securities and Exchange Commission as an exhibit to our registration statement on Form 8-A. Upon written request, we will provide a copy of the rights plan free of charge to any stockholder or warrant holder.

The Rights. Our Board authorized the issuance of one right per each outstanding common share and warrant on June 1, 2020. If the rights become exercisable, (a) each Class A Right would allow its holder to purchase from us one one-hundredth of a Class A Common Share for a purchase price of $25.00, (b) each Class B Right would allow its holder to purchase from us one one-hundredth of a Class B Common Share for a purchase price of $25.00, (c) each Series 1 Warrant Right would allow its holder to purchase from us one one-hundredth of a Series 1 Warrant for a purchase price of $25.00, and (d) each Series 2 Warrant would allow its holder to purchase from us one one-hundredth of a Series 2 Warrant for a purchase price of $25.00. Prior to exercise, a right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of:

•	10 days after our public announcement that a person or group has become an acquiring person; and

•

10 business days (or a later date determined by our Board) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

We refer to the date that the rights become exercisable as the “distribution date.” Until the distribution date, the rights will be evidenced by our common share and warrant certificates and contain a notation to that effect (or, if our common shares and/or warrants are uncertificated, by registration of the associated common shares and/or warrants, as applicable, on our transfer books). Any transfer of common shares or warrants prior to the distribution date will constitute a transfer of the associated rights. After the distribution date, the rights will separate from the common shares and warrants and be evidenced by right certificates, which we will mail to all holders of rights that have not become null and void.

Flip-in Event. After the distribution date, if a person or group already is or becomes an acquiring person, all holders of rights, except the acquiring person, may exercise their (a) Class A Rights, upon payment of the applicable purchase price, to purchase Class A Common Shares (or other securities or assets as determined by our Board) with a market value of two times the applicable purchase price, (b) Class B Rights, upon payment of the applicable purchase price, to purchase Class B Common Shares (or other securities or assets as determined by our Board) with a market value of two times the applicable purchase price, (c) Series 1 Warrant Rights, upon payment of the applicable purchase price, to purchase Series 1 Warrants (or other securities or assets as determined by our Board) with a market value of two times the applicable purchase price, and (d) Series 2 Warrant Rights, upon payment of the applicable purchase price, to

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purchase Series 2 Warrants (or other securities or assets as determined by our Board) with a market value of two times the applicable purchase price.

Flip-over Event. After the distribution date, if a flip-in event has already occurred and we are acquired in a merger or similar transaction, all holders of rights, except the acquiring person, may exercise their rights, upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the applicable purchase price of the rights.

Expiration. Unless earlier redeemed or exchanged, the rights will expire on April 30, 2021.

Redemption. Our Board may redeem all (but not less than all) of the rights for a redemption price of $0.001 per right at any time before the later of the distribution date and the date of our first public announcement or disclosure that a person or group has become an acquiring person. Once the rights are redeemed, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the redemption price. Our Board may adjust the redemption price if we declare a stock split or issue a stock dividend on our common stock or warrants.

Exchange. After the later of the distribution date and the date of our first public announcement that a person or group has become an acquiring person, but before any person beneficially owns 50% or more of our outstanding common shares, our Board may exchange each right (other than rights that have become null and void) at an exchange ratio of (a) one Class A Common Share per Class A Right, (b) one Class B Common Share per Class B Right, (c) one Series 1 Warrant per Series 1 Warrant Right, and (d) one Series 2 Warrant per Series 2 Warrant Right.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the common shares and warrants, the number of common shares and warrants issuable and the number of outstanding rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of our common shares and warrants. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the time rights cease to be redeemable, our Board may amend or supplement the rights plan without the consent of the holders of the rights, except that no amendment may decrease the redemption price below $0.001 per right. At any time thereafter, our Board may amend or supplement the rights plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the rights plan, but only to the extent that those changes do not impair or adversely affect any rights holder and do not result in the rights again becoming redeemable. The limitations on our Board’s ability to amend the rights plan does not affect our Board’s power or ability to take any other action that is consistent with its fiduciary duties and the terms of the rights plan, including without limitation accelerating or extending the expiration date of the rights, making any amendment to the rights plan that is permitted by the rights plan or adopting a new rights plan with such terms as our Board determines in its sole discretion to be appropriate.

*        *        *

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